Exhibit 10.3

Abcam plc

Share Incentive Plan

Date of Adoption by Company:

Approved by Shareholders at General Meeting:

HMRC Reference: A103032

Date of Self- Certification: TBC

Index

1	Definitions	1
2	Purpose Of The Plan	4
3	Eligibility of Individuals	4
4	Participation On Same Terms	5
5	Award Of Free Shares	5
6	Awards Of Partnership Shares	6
7	Awards Of Matching Shares	8
8	Awards Of Dividend Shares	8
9	Contributions To Be Made By Participating Companies	9
10	Acquisition Of Free Shares and Matching Shares	10
11	Shares To Be Appropriated Or Acquired	10
12	Company Reconstructions	10
13	Rights Issues	10
14	Cessation of Employment	11
15	The Issue Of Shares and Costs	11
16	Employee Rights	11
17	Amendments	11
18	Transfer Of Legal Title	12
19	Notices	12
20	Termination	12
21	Miscellaneous	14
22	Sub-Plans	14
23	Governing Law	14

Abcam plc	Share Incentive Plan

1	Definitions

1.1	In these Rules the following words and expressions shall have the following meanings:-

“Accumulation Period”	in relation to Partnership Shares, the period during which the Trustees accumulate a Qualifying Employee’s Partnership Share Money before acquiring Partnership Shares or repaying it to such Qualifying Employee

“Acquisition Date”	(a) in relation to Partnership Shares where there is no Accumulation Period, the meaning given by paragraph 50(4) of the Schedule;

(b) in relation to Partnership Shares where there is an Accumulation Period, the meaning given by paragraph 52(5) of the Schedule; and

(c) in relation to Dividend Shares, the meaning given by paragraph 66(4) of the Schedule

“Associated Company”	shall have the same meaning as in paragraph 94 of the Schedule

“Award Date”	in relation to Free Shares or Matching Shares, the date on which such Shares are awarded

“Award”	(a) in relation to Free Shares and Matching Shares, the appropriation of Free Shares and Matching Shares in accordance with the Plan; and

(b) in relation to Partnership Shares, the acquisition of Partnership Shares on behalf of Qualifying Employees in accordance with the Plan

“Board”	the board of directors of the Company or the directors present at a duly convened meeting of the directors of the Company at which a quorum is present or a duly authorised committee thereof

“Capital Receipt”	shall have the same meaning as in section 502 of ITEPA

“Close Company”	shall have the same meaning as in section 414 of ICTA as modified by paragraph 20 (4) of the Schedule

“Company”	Abcam plc (registered number 03509322)

“Connected Company”	shall have the same meaning as in paragraph 18(3) of the Schedule

“Control”	shall have the same meaning as in section 840 ICTA

“Dealing Day”	a day on which the London Stock Exchange is open for the transaction of business

“Deed”	Abcam plc UK Employee Benefit Trust which is the the deed on the terms set out in Appendix C which established the Plan

“Disqualifying Event”	shall have the meaning given in paragraph 84 of the Schedule

“Dividend Shares”	Shares acquired on behalf of a Participant from reinvestment of dividends under Rule 8

“Free Share Agreement”	an agreement in the terms set out in Appendix A referred to as a Bonus Share Agreement for the purpose of employee communications

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“Free Shares”	Shares awarded under Rule 5 of the Plan

“Group Plan”	the Plan if the Plan is extended to the Company’s subsidiaries which are Participating Companies.

“Holding Period”	(a) in relation to Free Shares, the period specified by the Company as described more fully in Rule 5.10;

(b) in relation to Matching Shares, the period specified by the Company as described more fully in Rule 7.6; and

(c) in relation to Dividend Shares, the period of three years from the Acquisition Date

“ICTA”	the Income and Corporation Taxes Act 1988

“Initial Market Value”	the Market Value of a Share on an Award Date and where the Share is subject to a restriction or risk of forfeiture, the Market Value shall be determined without reference to that restriction or risk

“ITEPA”	the Income Tax (Earnings and Pensions) Act 2003

“ITTOIA”	the Income Tax (Trading and Other Income) Act 2005

“Market Value”	(a) on any day when the Shares have not been admitted to the Daily Official List of, and to trading on the main market, the London Stock Exchange the market value of a Share determined in accordance with the provisions of Part VIII of the Taxation of Chargeable Gains Act 1992 and agreed for the purposes of the Plan with HM Revenue & Customs Shares and Asset Valuation on or before that day; or

(b) on any day when the Shares have been admitted to the Daily Official List of the London Stock Exchange:-

(i) where all of the Shares are purchased and awarded by the Trustees on the Acquisition or Award Date, the price at which such Shares are purchased. Where Shares are purchased at different times during the Acquisition Date or Award Date and at different prices, the average of the prices paid by the Trustees in the purchase of the Shares; or

(ii) where all of the Shares are purchased by the Trustees on different days, the middle market quotation for shares of the class as derived from the Daily Official List of the London Stock Exchange on the Dealing Day immediately preceding the day when the Shares are awarded; or

“Matching Shares”	Shares awarded under Rule 7 of the Plan

“Material Interest”	shall have the same meaning as in paragraph 20 of the Schedule

“NICs”	employees’ National Insurance Contributions

“Participant”	an individual who has received under the Plan an Award of Free Shares, Matching Shares or Partnership Shares, or on whose behalf Dividend Shares have been acquired

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“Participating Company”	the Company and such of its Subsidiaries as have executed deeds of adherence to the Plan under clause 18 of the Deed

“Partnership Shares”	Shares awarded under Rule 6 of the Plan

“Partnership Share Agreement ”	An agreement in the terms set out in Appendix B which shall, inter alia, contain a notice under paragraph 48 of the Schedule referred to in employee communications as an Investment Share Agreement

“Partnership Share Money”	This is money deducted from a Participant’s Salary pursuant to a Partnership Share Agreement and held by the Trustees who may either use such money to acquire Partnership Shares or return such money to such Participant ..

“Performance Allowances”	the criteria attached to an Award of Free Shares where:-

(a) whether Shares are awarded; or

(b) the number or value of Shares awarded, is conditional on the satisfaction of performance targets set by the Board

“Performance Period”	shall have the meaning given in Rule 5.5(a)

“Plan”	the Abcam plc Share Incentive Plan

“Plan Shares”	(a) Free Shares, Matching Shares or Partnership Shares awarded to Participants;

(b) Dividend Shares acquired on behalf of Participants, and

(c) shares in relation to which paragraph 87(1) (company reconstructions: new shares) of the Schedule applies that remain subject to the Plan

“Plan Termination Notice”	a notice issued under paragraph 89 of the Schedule

“Plan Dividends”	shall have the meaning given in Rule 8.2

“Qualifying Corporate Bond”	shall have the same meaning as in section 117 of the Taxation of Chargeable Gains Act 1992

“Qualifying Employee”	an employee who must be invited to participate in an Award in accordance with Rule 3.5 and any employee who the Company has invited to participate in an Award in accordance with Rule 3.6

“Qualifying Period”	(a) in the case of Free Shares such period of time ending on the Award Date as is determined by the Board which shall not exceed 18 months

(b) in the case of Partnership Shares and Matching Shares where there is an Accumulation Period such period of time ending on the start of the Accumulation Period as is determined by the Board which shall not exceed 6 months

(c) in the case of Partnership Shares and Matching Shares where there is no Accumulation Period such period of time ending on the date on which Partnership Share Money relating to such Award is deducted as is determined by the Board which shall not exceed 18 months

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“Redundancy”	the same meaning as in the Employment Rights Act 1996

“Relevant Employment”	employment by the Company or any Associated Company

“Rules”	the rules of the Plan as amended from time to time

“Salary”	the same meaning as in paragraph 43(4) of the Schedule

“Schedule”	Schedule 2 to ITEPA

“Shares”	ordinary shares in the capital of the Company which comply with the conditions set out in paragraph 25 of the Schedule

“Subsidiary”	any company which is for the time being under the Control of the Company

“Tax Year”	a year beginning on 6 April and ending on the following 5 April

“Treasury Shares”	Shares qualifying as treasury shares in accordance with section 162 of the Companies Act 1985

“Trustees”	the trustees or trustee of the Plan

“Trust Fund”	all assets transferred to the Trustees to be held on the terms of the Deed and the assets from time to time representing such assets, including any accumulations of income

“Trust Period”	the period of 80 years beginning with the date of the Deed

1.2	References to any act, part, chapter, or section (including ICTA and ITEPA) shall include any statutory modification, amendment or re-enactment of that act, for the time being in force.

1.3	Where the context so admits or requires, words importing the singular shall include the plural and vice versa, and words importing the masculine shall include the feminine.

1.4	Headings, notes and footnotes to these Rules are included for convenience only and shall not affect the interpretation or construction of these Rules.

1.5	References to a “company” shall be construed so as to include any company, corporation or other body corporate, wherever and however incorporated or established.

1.6

References to a “person” shall be construed so as to include any individual, firm, company, government, state or agency of a state, local or municipal authority or government body or any joint venture, association or partnership (whether or not having a separate legal personality).

2	Purpose Of The Plan

2.1	The purpose of the Plan is to enable employees of Participating Companies to acquire shares in a company which give them a continuing stake in that company.

3	Eligibility of Individuals

3.1	Individuals are eligible to participate in an Award only if:-

(a)	they are employees of a Participating Company;

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(b)	they have been employees of a qualifying company within the meaning of paragraph 17 of the Schedule at all times during any Qualifying Period;

(c)	they are eligible to participate on the date(s) set out in paragraph 14 of the Schedule; and

(d)	they do not fail to be eligible under Rule 3.2 or Rule 3.3.

3.2	Individuals are not eligible to participate in an Award if they have, or within the preceding twelve months have had, a Material Interest in:-

(a)	a Close Company whose shares may be appropriated or acquired under the Plan; or

(b)	a company which has Control of such a company or is a member of a consortium which owns such a company.

3.3

Individuals are not eligible to participate in an Award of Free Shares, Partnership Shares or Matching Shares in any Tax Year under the Plan if in that Tax Year they are at the same time participating in an award of shares under another share incentive plan (“Other Plan”) established by the Company or a Connected Company and approved under the Schedule or if they would have received such an award but for their failure to meet a Performance Allowance (see Rule 5.5).

3.4

If an individual participates in an Award of Shares under the Plan in a Tax Year in which he has already participated in other approved Share Incentive Plan(s) under the Schedule the limits set out in paragraphs 35 (Rule 5.3) and 46 (Rule 6.2) of the Schedule apply as if the Plan and any other approved Share Incentive Plan(s) under the Schedule are a single plan.

3.5

All individuals who meet the requirements in Rule 3.1 and are UK resident taxpayers (within the meaning of paragraph 8 (2) of the Schedule) shall be eligible to receive an Award and shall also be invited to participate in any Awards granted.

3.6	The Company may also invite any employee who meets the requirements in Rule 3.1 but is not a UK taxpayer (as defined in 3.5 above) to participate in an Award.

4	Participation On Same Terms

4.1	Subject to Rule 4.2, every Qualifying Employee shall be invited to participate in an Award on the same terms and all Qualifying Employees who do participate in an Award shall do so on the same terms.

4.2	Notwithstanding Rule 4.1, the Company may make an Award of Free Shares to Qualifying Employees by reference to:-

(a)	their remuneration;

(b)	their length of service;

(c)	the hours they work; and/or

(d)	the satisfaction of Performance Allowances.

5	Award Of Free Shares

5.1	Every Qualifying Employee that wishes to be granted an Award of Free Shares shall enter into a Free Share Agreement with the Company.

5.2	The Trustees may from time to time award Free Shares to Qualifying Employees.

5.3

The number of Free Shares to be awarded by the Trustees to a Qualifying Employee on an Award Date shall be determined by the Board save that the Initial Market Value of Free Shares awarded to a Qualifying Employee in any Tax Year shall not exceed the prescribed limit specified in the Schedule.

5.4

The Board may stipulate that the number of Free Shares (if any and subject to Rule 5.3) to be awarded to each Qualifying Employee on a given Award Date shall be determined by reference to Performance Allowances.

5.5

If Performance Allowances are used in connection with a particular Award of Free Shares, Performance Allowances shall apply to that entire Award of Free Shares to all Qualifying Employees and must satisfy the following conditions:-

(a)

they shall be determined by reference to such fair and objective criteria relating to business results as the Board shall determine and over such period as the Board shall specify (the “Performance Period”);

(b)	the criteria must be set for performance units consisting of one or more employees; and

(c)	a Qualifying Employee must not be a member of more than one performance unit.

5.6	Where the Board determines to use Performance Allowances in connection with an Award of Free Shares it shall, as soon as reasonably practicable:-

(a)	notify each Qualifying Employee participating in the Award of the criteria which shall be used to determine the number or value of Free Shares awarded to such Qualifying Employee; and

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(b)

notify all Qualifying Employees of the Company or, in the case of a Group Plan, of any Participating Company, in general terms, of the criteria to be used to determine the number or value of Free Shares to be awarded to each Qualifying Employee in the Award.

5.7

Without prejudice to Rule 5.5, the Board shall determine the number of Free Shares (if any) to be awarded to each Qualifying Employee by reference to performance using either “Method 1” or “Method 2” (as such terms are described more fully in Rules 5.8 and 5.9 respectively). The same method shall be used for all Qualifying Employees for each Award of Free Shares.

5.8	If the Board determines to use Method 1:-

(a)	at least 20% of Free Shares awarded in any Performance Period shall be awarded without reference to performance;

(b)	the remaining Free Shares shall be awarded by reference to performance;

(c)

the greatest number of Free Shares awarded to a Qualifying Employee by reference to performance (Rule 5.8(b)) shall be no more than four times the greatest number of Free Shares awarded to a Qualifying Employee without reference to performance(Rule 5.8(a)); and

(d)	the Board shall determine the number of Free Shares awarded to a Qualifying Employee without reference to performance (Rule 5.8(a)) in accordance with Rule 4.

5.9	If the Board determines to use Method 2:-

(a)	some or all Free Shares shall be awarded by reference to performance;

(b)	the Award of Free Shares to Qualifying Employees who are members of the same performance unit shall be made on the same terms in accordance with Rule 4;
(c)	the Board shall determine the number of Shares awarded to a Qualifying Employee without reference to performance (Rule 5.9) in accordance with Rule 4; and
(d)	Free Shares awarded for each performance unit shall be treated as separate Awards.

Holding Period

5.10

The Company shall, in relation to each Award of Free Shares, specify the Holding Period in relation to such Award throughout which a Participant shall be bound by the terms of the Free Share Agreement which shall commence on the Award Date and which shall be no less than three years and no more than five years.

5.11	The Holding Period specified pursuant to Rule 5.10 shall be the same for all Participants who receive an Award of Free Shares at the same time and may not be increased following the Award Date.

5.12	A Participant may during the Holding Period direct the Trustees:-

(a)	to accept an offer for any of his Free Shares if the acceptance or agreement shall result in a new holding being equated with those Shares for the purposes of capital gains tax; or

(b)

to accept an offer of a Qualifying Corporate Bond (whether alone or with other assets or cash or both) for his Free Shares if the offer forms part of such a general offer as is mentioned in paragraph (c); or

(c)

to accept an offer of cash, with or without other assets, for his Free Shares if the offer forms part of a general offer which is made to holders of shares of the same class as his shares, or to holders of shares in the same company and which is made in the first instance on a condition such that if it is satisfied the person making the offer shall have control of that company, within the meaning of section 416 ICTA; or

(d)

to agree to a transaction affecting his Free Shares or such of them as are of a particular class, if the transaction would be entered into pursuant to a compromise, arrangement or scheme applicable to or affecting:-

(i)	all of the ordinary share capital of the Company or, as the case may be, all the shares of the class in question; or

(ii)

all the shares, or all the shares of the class in question, which are held by a class of shareholders identified otherwise than by reference to their employment or their participation in a share incentive plan approved under the Schedule.

6	Awards Of Partnership Shares

6.1

The Company may at any time invite every Qualifying Employee to enter into a Partnership Share Agreement with the Company. For the avoidance of doubt, the Partnership Share Agreement shall contain no provision pursuant to which Partnership Shares may be forfeited.

6.2	The Partnership Share Agreement shall prescribe, inter alia, the amount of Partnership Share Money that is to be deducted from a Qualifying Employee’s Salary save that:-

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(a)	if the deduction is made annually it may not exceed the prescribed limit specified in the Schedule in a Tax Year; and

(b)

if the deduction is made monthly it may not exceed the monthly proportion of the prescribed limit specified in the Schedule in any month. If the Qualifying Employee’s salary is not paid at monthly intervals the prescribed limit should be calculated proportionately; and

(c)	the amount of Partnership Share Money deducted from an employee’s Salary in a Tax Year shall not exceed 10% of the employee’s Salary in that Tax Year.

6.3

Any amount of Salary deducted in excess of the limits set out in Rule 6.2 shall be paid over to the Qualifying Employee, subject to both deduction of income tax under PAYE and NICs, as soon as practicable after such deduction is made.

6.4

The minimum amount to be deducted under the Partnership Share Agreement on any occasion shall be determined by the Board save that this amount shall be the same for all Qualifying Employees and shall not exceed £10.

6.5

The Company may specify the maximum number of Shares to be included in an Award of Partnership Shares provided that any relevant Partnership Share Agreement in respect of which this maximum number of Shares relates shall contain an undertaking by the Company to notify each Qualifying Employee of such maximum.

6.6	The notification that the Company undertakes to give pursuant to Rule 6.5 shall be given:-

(a)	if there is no Accumulation Period relating to the Award, before the deduction of the Partnership Share Money relating to the Award; and

(b)	if there is an Accumulation Period relating to the Award, before the beginning of such Accumulation Period.

No Accumulation Period

6.7

If there is no Accumulation Period relating to the Award, the Trustees shall acquire Shares on behalf of the Qualifying Employee using the Partnership Share Money on the Acquisition Date. The number of Shares acquired on behalf of each Participant shall be determined by dividing the relevant amount of Partnership Share Money by the Market Value of a Share on the Acquisition Date.

Accumulation Period

6.8

If there is an Accumulation Period relating to the Award, the Trustees shall acquire Shares on behalf of the Qualifying Employee using Partnership Share Money on the Acquisition Date. The number of Shares acquired on behalf of each Participant shall be determined by dividing the relevant amount of Partnership Share Money by the lower of:-

(a)	the Market Value of a Share at the beginning of the Accumulation Period; and

(b)	the Market Value of a Share on the Acquisition Date.

In the event that the Partnership Share Money is insufficient to acquire on the Acquisition Date the number of Shares determined under this Rule 6.8, the Company shall procure that the necessary funds are provided to the Trustees either by itself or by the Participating Companies to enable the Trustees to acquire the necessary number of Shares on behalf of the Qualifying Employee.

6.9

If a transaction occurs during an Accumulation Period which results in a new holding of shares being equated for the purposes of capital gains tax with any of the shares to be acquired under the Partnership Share Agreement, the Qualifying Employee may agree that the Partnership Share Agreement shall have effect after the time of that transaction as if it were an agreement for the purchase of shares comprised in the new holding.

6.10	Any surplus Partnership Share Money remaining after the acquisition of Shares by the Trustees pursuant to Rules 6.7 or 6.8:-

(a)	may, with the agreement of the Participant, either be:-

(i)	carried forward to the next Accumulation Period (if there is an Accumulation Period relating to the next Award), or

(ii)	carried forward and added to the next deduction (if there is no Accumulation Period relating to the next Award); and

(b)	in any other case, shall be paid over to the Participant, subject to the deduction of both income tax under PAYE and NICs, as soon as practicable after the Acquisition Date.

6.11

If the Company receives applications for Partnership Shares exceeding the Award maximum determined in accordance with Rule 6.5 the following steps shall be taken in the order set out below until such excess is eliminated:-

(a)	the excess of the monthly or annual deduction chosen by each applicant over £10 shall be reduced pro rata;

(b)	all monthly or annual deductions shall be reduced to £10;

(c)	applications shall be selected by lot, each based on a monthly or annual deduction of £10.

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6.12

Each application shall be deemed to have been modified or withdrawn in accordance with Rule 6.11 and each Qualifying Employee who has applied for Partnership Shares shall be notified of the change as soon as is reasonably practicable after such change is made.

6.13

A Participant may withdraw from a Partnership Share Agreement at any time by notice in writing to the Company. Unless a later date is specified in the notice, such notice shall take effect 30 days after it is received by the Company. Any Partnership Share Money then held on behalf of an employee shall be paid over to that employee as soon as practicable following the date on which such notice takes effect, subject to the deduction of both income tax under PAYE and NICs.

6.14

If approval to the Plan is withdrawn by HM Revenue & Customs or a Plan Termination Notice is issued in respect of the Plan, any Partnership Share Money held on behalf of Participants shall be repaid to them as soon as practicable, subject to the deduction of income tax under PAYE and NICs.

7	Awards Of Matching Shares

7.1	The Partnership Share Agreement shall, inter alia, set out the basis on which a Participant is entitled to an Award of Matching Shares in accordance with this Rule 7.

7.2	Matching Shares shall:-

(a)	be Shares of the same class and carrying the same rights as the Partnership Shares to which they relate;

(b)	subject to Rule 7.5, be awarded on the same day as the Partnership Shares to which they relate are acquired on behalf of the Participant; and

(c)	be awarded to all Participants on exactly the same basis.

7.3

The Partnership Share Agreement, inter alia, shall specify (subject to Rule 7.4) the ratio of Matching Shares that are to be awarded to a Participant in respect of Partnership Shares acquired on behalf of a Participant for the time being provided that the ratio shall not exceed two Matching Shares to one Partnership Share.

7.4

The Company may vary the ratio determined pursuant to Rule 7.3 before Partnership Shares are acquired. Should the Company so vary the ratio Qualifying Employees shall be notified of the terms of such variation before the Partnership Shares are awarded under the relevant Partnership Share Agreement.

7.5

Should the number of Partnership Shares acquired on behalf of a Participant on the relevant Acquisition Date be insufficient to require the Company to make an Award of Matching Shares, such Award of Matching Shares shall be made when sufficient Partnership Shares have been acquired to allow at least one Matching Share to be appropriated to the Participant.

Holding Period

7.6	Rules 5.10 to 5.12 relating to the Holding Period that shall apply to an Award of Free Shares shall apply mutatis mutandis to any Award of Matching Shares.

8	Awards Of Dividend Shares

8.1

The Free Share Agreement and/or Partnership Share Agreement shall, inter alia, set out the terms which (together with the Rules) shall govern the Award (if any) of Dividend Shares. In exercising their powers in relation to the acquisition of Dividend Shares the Trustees must treat Participants fairly and equally.

8.2	The Company may direct that any cash dividend in respect of Plan Shares held on behalf of Participants (“Plan Dividends”) may be applied in acquiring Dividend Shares on their behalf.

8.3	Dividend Shares shall be Shares:-

(a)	of the same class and carrying the same rights as the Shares in respect of which the Plan Dividend is paid; and

(b)	which are not subject to any provision for forfeiture.

8.4	Subject to Rule 8.5, the Company may determine to either:-

(a)	apply all Plan Dividends to acquire Dividend Shares;

(b)	pay all Plan Dividends in cash to all Participants; or

(c)	offer Participants the choice of electing for the Company to apply their Plan Dividends in accordance with either Rule 8.4(a) or (b).

8.5	The Company may revoke any direction for reinvestment of Plan Dividends into Dividend Shares.

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8.6

Should it be determined that Plan Dividends be applied pursuant to Rule 8.4(a), the Trustees shall apply such Plan Dividends to acquire Dividend Shares on behalf of the Participant on the Acquisition Date. The number of Dividend Shares acquired on behalf of each Participant shall be determined by dividing the relevant amount of Plan Dividends by the Market Value of a Share on the Acquisition Date.

8.7	Any amount of Plan Dividends that would, but for the following reasons:-

(a)	because the amount of the Plan Dividend is insufficient to acquire a Dividend Share; or

(b)	because there is a portion of the Plan Dividend remaining after the acquisition of Dividend Shares,

be applied pursuant to Rule 8.4(a) may be retained by the Trustees and carried forward to be added to the amount of the next Plan Dividend that is to be applied pursuant to Rule 8.4(a).

8.8	If:

(a)	the Participant ceases to be in Relevant Employment; or

(b)	a Plan Termination Notice is issued,

the amount referred to in rule 8.7 will be repaid to the Participant as soon as practicable.

8.9

The Holding Period shall be a period of three years commencing on the Acquisition Date. Rules 5.10 to 5.12 relating to a Participant’s rights during the Holding Period that shall apply to an Award of Free Shares shall apply mutatis mutandis to any Award of Dividend Shares.

8.10

Where a Participant is charged to tax in the event of their Dividend Shares ceasing to be subject to the Plan, they shall be provided with the information specified in paragraph 80 (4) of the Schedule.

9	Contributions To Be Made By Participating Companies

9.1

Contributions to be made by the Company and each Participating Company to the Trustees to support any acquisition of Free Shares or Matching Shares by the Trustees for appropriation on any Award Date shall be paid prior to the relevant Award Date.

9.2

A Participating Company shall only contribute to the Trustees such sums as are required in connection with the acquisition of Shares by the Trustees for appropriation to Qualifying Employees who are for the time being employees of that Participating Company.

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10	Acquisition Of Free Shares and Matching Shares

10.1

The Trustees, if so directed by the Board, shall acquire Shares for appropriation under the Plan as Free Shares or Matching Shares by purchase on the Stock Exchange or privately (provided that any private purchase made at a time when shares in the Company are listed is made at a price not materially more or less than their Market Value on the day on which they are acquired).

10.2

The Trustees, if so directed by the Board, shall subscribe for Shares or procure the transfer of Treasury Shares by the Company pursuant to section 162D(1)(b) of the Companies Act 1985 for appropriation under the Plan as Free Shares or Matching Shares

10.3	Shares that are issued shall not be subscribed for by the Trustees, at less than their nominal value at the date of subscription.

11	Shares To Be Appropriated Or Acquired

11.1

Shares subscribed for by the Trustees (whether or not appropriated or acquired on behalf of Participants pursuant to the Plan) shall rank pari passu in all respects with the Shares then in issue except they will not rank for any rights attaching to Shares by reference to a record date preceding the date of issue.

11.2

If and so long as Shares are listed by the Financial Services Authority acting as the UK Listing Authority, the Company shall apply for a listing for any Shares issued pursuant to the Plan as soon as practicable after the allotment thereof.

12	Company Reconstructions

12.1	This Rule 12 applies if there occurs in relation to any of a Participant’s Plan Shares (referred to in this Rule 12 as the “Original Holding”):-

(a)	a transaction which results in a new holding (referred to in this Rule as “the New Holding”) being equated with the Original Holding for the purposes of capital gains tax; or

(b)	a transaction which would have that result but for the fact that what would be the New Holding consists of or includes a Qualifying Corporate Bond.

12.2

If an issue of shares of any of the following description and in respect of which a charge to income tax arises is made as part of a company reconstruction, these shares shall be treated for the purposes of this Rule as not forming part of the New Holding:-

(a)	redeemable shares or securities issued as mentioned in section 209(2)(c) of ICTA;

(b)	share capital issued in circumstances such that section 210(1) of ICTA applies; or

(c)	share capital to which section 249 of ICTA applies.

12.3

Subject to the following provisions of this Rule, references in this Plan to a Participant’s Plan Shares shall be respectively construed, after the time of the company reconstruction, as being or, as the case may be, as including references to any New Shares.

12.4	For the purposes of the Plan:-

(a)	a company reconstruction shall be treated as not involving a disposal of Shares comprised in the Original Holding; and

(b)

the date on which any New Shares are to be treated as having been appropriated to or acquired on behalf of the Participant shall be the date on which Corresponding Shares were so appropriated or acquired, where “Corresponding Shares” in relation to any New Shares means the Shares in respect of which the New Shares are issued or which the New Shares otherwise represent and “New Shares” means shares comprised in the New Holding which were issued in respect of, or otherwise represent, shares comprised in the Original Holding.

12.5

In the context of a New Holding, any reference in this Rule 12 to shares includes securities and rights of any description which form part of the New Holding for the purposes of Chapter II of Part IV of the Taxation of Chargeable Gains Act 1992.

13	Rights Issues

13.1

Any shares or securities allotted under clause 15 of the Deed shall be treated as Plan Shares identical to the Shares in respect of which the rights were conferred and shall be treated as if they were awarded to or acquired on behalf of the Participant under the Plan in the same way and at the same time as those Shares.

13.2	Rule 13.1 does not apply:-

(a)

to shares and securities allotted as the result of taking up a rights issue where the funds to exercise those rights were obtained otherwise than by virtue of the Trustees disposing of rights in accordance with this Rule 13; or

(b)	where the rights to a share issue attributed to Plan Shares are different from the rights attributed to other ordinary shares of the Company.

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14	Cessation of Employment

14.1	Subject to Rule 14.2, if a Qualifying Employee and/or Participant ceases to be in Relevant Employment:-

(a)	any Plan Shares held on his behalf shall be removed from the Plan; and

(b)

subject to paragraph 97(2) of the Schedule, any Partnership Share Money that has been deducted in the Accumulation Period in which a Participant ceases to be so employed shall be paid over to such individual as soon as is practicable after the date of such cessation.

14.2

Notwithstanding Rule 14.1 but without prejudice to Rule 14.3, if a Qualifying Employee and/or Participant ceases to be in Relevant Employment before the expiry of a three year period commencing on the Award Date, any Free Shares and Matching Shares held on behalf of such individual shall be forfeited, unless the relevant Partnership Share Agreement and/or Free Share Agreement determines otherwise.

14.3	No Free or Matching Shares shall be forfeited as a consequence of a Participant ceasing to be in Relevant Employment if such cessation is as a result of:-

(a)	injury or disability;

(b)	being dismissed by reason of “redundancy” (as such term is defined in the Employment Rights Act 1996);

(c)	a transfer to which the Transfer of Undertakings Regulations (Protection of Employment) Regulations 1981 apply;

(d)	a change of control or other circumstances ending the Associated Company status of the company by which the individual is employed;

(e)	his retirement ; or

(f)	his death.

15	The Issue Of Shares and Costs

15.1

Subject to Rule 15.2, in any ten year period, not more than 10 per cent of the issued ordinary share capital of the Company from time to time may be issued or issuable under the Plan and any other employee share scheme adopted by the Company. For the purposes of this Rule 15.1 there shall be ignored awards, options and other rights to subscribe for Shares which were granted prior to admission on the Alternative Investment Market of the London Stock Exchange or any awards, options and other rights that have lapsed, become void, been cancelled, or which otherwise become incapable of being released or exercised.

15.2	Treasury Shares shall be treated as Shares issued for the purposes of Rule 15.1.

15.3	The Company shall bear the costs of establishing and administering the Plan and shall maintain or cause to be maintained all necessary accounts and records relating to the Plan.

16	Employee Rights

16.1

Save as where required by law, no account shall be taken of actual or prospective grants of Awards or rights in prospect under them for the purposes of any redundancy payments or severance scheme operating within the Group or for the purpose of a Participant’s rights under any pension scheme or arrangement.

16.2

Nothing in this Plan or in any document issued pursuant to the Plan shall confer upon any person any right to continue in the employ of the Company or any Associated Company or shall affect the right of any such company to terminate the employment of any person, or shall impose upon any such company, Trustee or their respective agents and employees any liability for the loss of any rights under the Plan which may result if that person’s employment is so terminated. In no circumstances shall any Participant, by reason of ceasing to be employed by such company (whether such cessation is in accordance with the contract of employment of such Participant or otherwise), or any part of the Plan ceasing or failing to have a particular tax treatment or to be approved by HM Revenue & Customs or any other revenue authority, be entitled to any compensation for any loss of any actual or prospective right or benefit under the Plan which he might otherwise have enjoyed, whether such compensation is claimed by way of damages for wrongful or unfair dismissal or other breach of contract or by way of compensation for loss of office or otherwise.

17	Amendments

17.1

The Board shall have the power from time to time to make and amend the Plan Rules (including the appendices) and the Abcam plc UK Employee Benefit Trust Deed for the implementation and administration of the Plan in a manner consistent with the Plan as it thinks fit and to make any amendments to these Rules provided that:-

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(a)

no alteration shall be made which would materially affect any subsisting rights of Participants granted prior to the date of alteration without the prior consent or sanction of the majority of that number of Participants who responded to the notification by the Company of such proposed alteration;

(b)

no alteration or any amendment to a “key feature” (as defined in paragraph 84(6) of the Schedule) of the Plan shall have effect unless and until the written approval of HM Revenue & Customs has been obtained in accordance with paragraph 81 of the Schedule;

(c)	no alteration or addition may be made where the alteration or addition would cause the Plan to cease to be a share incentive plan capable of approval under the Schedule; and

(d)	no alteration or addition may be made where the alteration or addition would offend the rule against perpetuities.

17.2

Any matters pertaining or pursuant to the Plan which are not dealt with by these Rules and any uncertainty or dispute as to the meaning of these Rules shall be determined or resolved by decision of the Board which shall be binding on every Participating Company and all Participants and/or Qualifying Employees.

18	Transfer Of Legal Title

18.1

The Trustees shall transfer the legal title to any Plan Shares into the name of the relevant Participant or to another person as soon as reasonably practicable after the Participant gives the Trustees any written direction to that effect in accordance with the Rules.

19	Notices

19.1

The Trustees shall not be bound to act upon any instructions given by or on behalf of a Participant or any person in whom the beneficial interest in his Plan Shares is for the time being vested pursuant to the Plan unless such instructions are received by the Trustees in writing signed by the relevant person.

19.2

Any notice which the Trustees are required or may desire to give to any Qualifying Employee or Participant pursuant to the Plan shall be in writing and sufficiently given if delivered to him personally or sent first class through the post pre-paid addressed to the Qualifying Employee or Participant at his address last known to the Trustees (including any address supplied by the relevant Participating Company or any Subsidiary as being his address) or if sent through the Company’s internal postal service, and if so sent by post shall be deemed to have been duly given on the day following the date the notice is posted and if sent through the Company’s internal postal service shall be deemed to have been duly given three working days after the date of posting. Any document so sent to a Participant shall be deemed to have been duly delivered notwithstanding that he be then deceased (and whether or not the Trustees have notice of his death) except where his personal representatives have established their title to the satisfaction of the Trustees and supplied to the Trustees an address to which documents are to be sent.

20	Termination

20.1	Subject to Rule 20.2, the Plan shall terminate on the earlier of the following dates:-

(a)	the date on which a Plan Termination Notice is deemed to have effect;

(b)	if HM Revenue & Customs so determine, the date on which a Disqualifying Event occurs (or such later date as HM Revenue & Customs may determine).

20.2	If the Company issues a Plan Termination Notice a copy of such notice must be given without delay to:-

(a)	HM Revenue & Customs;

(b)	the Trustees;

(c)	each Participant; and

(d)	each Qualifying Employee who has entered into a Partnership Share Agreement which was in force immediately before the Plan Termination Notice was issued.

20.3	Following termination of the Plan pursuant to this Rule 20:-

(a)	no further Awards may be made;

(b)	the Trustees must remove all Plan Shares from the Plan as soon as practicable after the later of:-

(i)	the end of the period of three months beginning with the date on which the Company complies with its obligations pursuant to Rule 20.2; and

(ii)	the first date on which Plan Shares may be removed from the Plan without giving rise to a tax charge under Sections 501-507 ITEPA;

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(c)	save that the Trustees may remove a Participant’s Plan Shares from the Plan at an earlier date with the Participant’s consent; and

(d)	the Trustees must pay to every Participant any money held on his behalf.

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21	Miscellaneous

21.1

No Award shall be made which shall breach the provisions of the Model Code as contained in the Listing Rules of the Stock Exchange or any such other code relating to share dealings as may be relevant from time to time.

21.2	Subject to Rule 21.3, a Participant may not assign, charge or otherwise dispose of his beneficial interest in his Free Shares, Matching Shares or Dividend Shares during the respective Holding Period.

21.3

A Participant may assign, charge or otherwise dispose of his beneficial interest in his Free Shares, Matching Shares or Dividend Shares during the respective Holding Period in accordance with paragraph 37 of the Schedule.

21.4	A Participant may assign, charge or otherwise dispose of:-

(a)	any of his Partnership Shares at any time; and

(b)	any of his Free Shares, Matching Shares or Dividend Shares on or after the expiry of the respective Holding Period.

22	Sub-Plans

22.1

The Board shall have the power from time to time to adopt sub-plans to the Plan for employees outside the United Kingdom. The terms of these sub-plans shall be no more advantageous than the terms of the Plan but may differ from the terms of the Plan to take account of inter alia any securities, exchange control or taxation laws, regulations, practice or other laws of any territory. Any such sub-plan shall not form part of the Plan for the purposes of the Schedule. Any Shares made available under such sub-plans will be counted against the limits set out in Rule 15.1.

23	Governing Law

23.1	The Rules and the operation of the Plan shall be governed and construed in accordance with English Law.

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